FOR IMMEDIATE RELEASE
DATE: January 27, 2022

HERITAGE FINANCIAL ANNOUNCES FOURTH QUARTER AND ANNUAL 2021 RESULTS AND DECLARES REGULAR CASH DIVIDEND

•Net income was $19.4 million, or $0.55 per diluted share, for the fourth quarter of 2021 compared to $20.6 million, or $0.58 per diluted share, for the third quarter of 2021 and $23.9 million, or $0.66 per diluted share, for the fourth quarter of 2020.
•Net income was $98.0 million, or $2.73 per diluted share, for the year ended 2021 compared to $46.6 million, or $1.29 per diluted share, for the year ended 2020.
•Reversal of provision for credit losses was $5.0 million for the fourth quarter of 2021 compared to $3.1 million for both the third quarter of 2021 and the fourth quarter of 2020. Reversal of provision for credit losses was $29.4 million for the year ended 2021 compared to a provision for credit losses of $36.1 million for the year ended 2020.
•The ratio of nonperforming assets to total assets decreased to 0.32% at December 31, 2021 compared to 0.36% at September 30, 2021 and 0.88%% at December 31, 2020.
•Noninterest expense to average total assets, annualized, was 2.06% for the fourth quarter of 2021 compared to 2.04% for third quarter of 2021 and 2.30% for the fourth quarter of 2020.
•New commercial loan commitments originated totaled $329.2 million for the fourth quarter of 2021 compared to $270.8 million in the third quarter of 2021 and $164.5 million in the fourth quarter of 2020.
•Capital remains strong with a Tier 1 leverage ratio of 8.7% and a total risk-based capital ratio of 14.8% at December 31, 2021.
•Declared a regular cash dividend of $0.21 per common share on January 26, 2022.

Olympia, WA - Heritage Financial Corporation (NASDAQ GS: HFWA) (the “Company” or “Heritage”), the parent company of Heritage Bank ("Bank"), today reported net income of $19.4 million for the fourth quarter of 2021 compared to $20.6 million for the third quarter of 2021 and $23.9 million for the fourth quarter of 2020. Diluted earnings per share for the fourth quarter of 2021 were $0.55 compared to $0.58 for the third quarter of 2021 and $0.66 for the fourth quarter of 2020. Net income for the year ended 2021 totaled $98.0 million, or $2.73 per diluted share, compared to $46.6 million, or $1.29 per diluted share for 2020.
Jeffrey J. Deuel, President and Chief Executive Officer of Heritage, commented, “While we continue to be challenged by the COVID-environment and the related uncertainty, we begin 2022 on solid ground. We are well-positioned to take advantage of a rising rate environment and we continue to benefit from the strong economic climate in the region.
Further, we are pleased with the success of our ongoing efforts to positively impact housing in the communities we serve. In the fourth quarter, we partnered with Sabin Community Development Corporation, providing $13.4 million of construction financing and $11.7 million of permanent funding through our Low Income Housing Tax Credit investment to build affordable housing units for both families and seniors allowing people of color who are at risk of gentrification to live in the heart of Portland’s historically African-American community in North / Northeast Portland.”

Financial Highlights
The following table provides financial highlights at the dates and for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(Dollars in thousands, except per share amounts)
Net income	$19,397	$20,592	$23,882
Pre-tax, pre-provision income (1)	$19,282	$22,440	$25,178

	As of or for the Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020

Diluted earnings per share	$0.55	$0.58	$0.66
Return on average assets (2)	1.04%	1.13%	1.42%
Pre-tax, pre-provision return on average assets (1) (2)	1.03%	1.23%	1.50%
Return on average common equity (2)	9.06%	9.55%	11.74%
Return on average tangible common equity (1) (2)	13.27%	13.93%	17.62%
Net interest margin (2)	2.85%	3.15%	3.53%
Cost of total deposits (2)	0.09%	0.09%	0.14%
Efficiency ratio	66.61%	62.35%	60.50%
Noninterest expense to average total assets (2)	2.06%	2.04%	2.30%
Total assets	$7,432,412	$7,259,038	$6,615,318
Loans receivable, net	$3,773,301	$3,905,567	$4,398,462
Total deposits	$6,381,337	$6,215,558	$5,597,990
Loan to deposit ratio (3)	59.8%	63.6%	79.8%
Book value per share	$24.34	$24.13	$22.85
Tangible book value per share (1)	$17.19	$16.97	$15.77
    (1) See Non-GAAP Financial Measures section herein.
    (2) Annualized.
    (3) Loans receivable divided by total deposits.

SBA PPP Loans
The Company has supported its community and customers during the COVID-19 pandemic through its participation in the Small Business Administration’s (“SBA”) Paycheck Protection Program (“PPP”). The SBA PPP ended on May 31, 2021.
The following table summarizes the SBA PPP activity as of and for the period indicated:

	As of or for the Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(In thousands)
Net deferred fees recognized during the period	$4,399	$7,030	$6,623
Net deferred fees unrecognized as of period end	4,936	9,335	15,392
Principal payments received during the period, including forgiveness payments from the SBA	125,455	284,385	159,284
Amortized cost as of period end	145,840	266,896	715,121

Balance Sheet
Total investment securities increased $205.1 million, or 19.1%, to $1.28 billion at December 31, 2021 from $1.07 billion at September 30, 2021 due primarily to purchases to deploy excess liquidity into higher yielding assets.
The following table summarizes the Company's loans receivable, net at the dates indicated:

	December 31, 2021		September 30, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Commercial business:
Commercial and industrial	$621,567	16.3%	$652,776	16.5%	$(31,209)	(4.8)%
SBA PPP	145,840	3.8	266,896	6.8	(121,056)	(45.4)
Owner-occupied CRE	931,150	24.4	907,568	23.0	23,582	2.6
Non-owner occupied CRE	1,493,099	39.2	1,459,795	36.8	33,304	2.3
Total commercial business	3,191,656	83.7	3,287,035	83.1	(95,379)	(2.9)

	December 31, 2021		September 30, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

Residential real estate	164,582	4.3	125,697	3.2	38,885	30.9
Real estate construction and land development:
Residential	85,547	2.2	90,081	2.3	(4,534)	(5.0)
Commercial and multifamily	141,336	3.7	205,516	5.2	(64,180)	(31.2)
Total real estate construction and land development	226,883	5.9	295,597	7.5	(68,714)	(23.2)
Consumer	232,541	6.1	245,555	6.2	(13,014)	(5.3)
Loans receivable	3,815,662	100.0%	3,953,884	100.0%	(138,222)	(3.5)
Allowance for credit losses on loans	(42,361)		(48,317)		5,956	(12.3)
Loans receivable, net	$3,773,301		$3,905,567		$(132,266)	(3.4)%
The Company generated strong loan production with outstanding balances of $222.2 million during the fourth quarter of 2021 as compared to $195.5 million in the third quarter of 2021. Loan repayments for the fourth and third quarters of 2021, exclusive of SBA PPP loans, were $242.9 million and $164.5 million, respectively, with an overall decline in outstanding balances of $138.2 million in the fourth quarter of 2021. The increase in commercial real estate ("CRE") loans included the transfer of several completed projects from real estate construction and land development loans.
Total deposits increased at an annualized rate of 10.6% from September 30, 2021. The following table summarizes the Company's total deposits at the dates indicated:

	December 31, 2021		September 30, 2021		Change
	Balance	% of Total	Balance	% of Total	Amount	%

	(Dollars in thousands)
Noninterest demand deposits	$2,330,956	36.5%	$2,299,248	37.0%	$31,708	1.4%
Interest bearing demand deposits	1,946,605	30.5	1,870,618	30.1	75,987	4.1
Money market accounts	1,120,174	17.6	1,072,427	17.3	47,747	4.5
Savings accounts	640,763	10.0	617,469	9.9	23,294	3.8
Total non-maturity deposits	6,038,498	94.6	5,859,762	94.3	178,736	3.1
Certificates of deposit	342,839	5.4	355,796	5.7	(12,957)	(3.6)
Total deposits	$6,381,337	100.0%	$6,215,558	100.0%	$165,779	2.7%
During the fourth quarter of 2021, the Company repurchased $1.5 million, or 63,884 shares of its common stock, under the current repurchase plan, at a weighted average price per share of $23.02, as compared to the repurchase of $20.6 million, or 841,088 shares of its common stock, at a weighted average price per share of $24.54 during the third quarter of 2021. Repurchases under the current repurchase plan for the year ended 2021 totaled $22.1 million, or 904,972 shares of common stock, at a weighted average price per share of $24.43 and represented approximately 2.5% of common stock outstanding at December 31, 2020. As of December 31, 2021, there were 738,304 shares available for repurchase under the current repurchase plan.
The Company and Heritage Bank continue to maintain capital levels in excess of the applicable regulatory requirements for them both to be categorized as “well-capitalized”. The following table summarizes capital ratios for the Company at the dates indicated:

	December 31, 2021	September 30, 2021	Change
Capital Ratios:
Stockholders' equity to total assets	11.5%	11.7%	(0.2)%
Tangible common equity to tangible assets (1)	8.4	8.5	(0.1)
Common equity Tier 1 capital to risk-weighted assets (2)	13.5	13.3	0.2
Tier 1 leverage capital to average quarterly assets (2)	8.7	8.8	(0.1)
Tier 1 capital to risk-weighted assets (2)	13.9	13.8	0.1
Total capital to risk-weighted assets (2)	14.8	14.8	—
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

Allowance for Credit Losses and Provision for Credit Losses
The following table provides detail on the changes in the allowance for credit losses ("ACL") on loans and the ACL on unfunded commitments ("Unfunded") and the related (reversal of) provision for credit losses for the periods indicated:

	As of or for the Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total	ACL on Loans	ACL on Unfunded	Total

	(Dollars in thousands)
Balance, beginning of period	$48,317	$2,154	$50,471	$51,562	$2,451	$54,013	$73,340	$5,022	$78,362
(Reversal of) provision for credit losses	(5,490)	453	(5,037)	(2,852)	(297)	(3,149)	(2,792)	(341)	(3,133)
Net charge-offs	(466)	—	(466)	(393)	—	(393)	(363)	—	(363)
Balance, end of period	$42,361	$2,607	$44,968	$48,317	$2,154	$50,471	$70,185	$4,681	$74,866
The ACL on loans decreased compared to September 30, 2021 due primarily to continued improvement in forecasted economic indicators used to calculate credit losses as well as changes in the loan mix.

Credit Quality
Nonperforming assets decreased to 0.32% of total assets at December 31, 2021 compared to 0.36% of total assets at September 30, 2021. Nonperforming assets at both December 31, 2021 and September 30, 2021 consisted only of nonaccrual loans. Changes in nonaccrual loans during the periods indicated were as follows:

	Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020

	(In thousands)
Balance, beginning of period	$25,894	$35,341	$52,604
Additions to nonaccrual loan classification	333	293	8,345
Net principal payments and transfers to accruing status	(1,435)	(8,139)	(2,186)
Payoffs	(540)	(911)	(82)
Charge-offs	(498)	(690)	(589)
Balance, end of period	$23,754	$25,894	$58,092

Net Interest Income and Net Interest Margin
Net interest income decreased $3.5 million, or 6.8%, for the fourth quarter of 2021 compared to the third quarter of 2021 due primarily to a decrease in deferred SBA PPP loan fees recognized due to a decrease in the volume of forgiven SBA PPP loans.
Net interest income decreased $4.5 million, or 8.7%, compared to the fourth quarter of 2020 also due to the decrease in deferred SBA PPP loan fees recognized as well as lower loan yield. The decrease in net interest income was offset partially by a higher average balance of taxable securities and other interest earning deposits in addition to a lower cost of deposits reflecting a continued decrease in rates on deposit accounts due to the ongoing low-rate environment.
The following table presents the loan yield and the impact of SBA PPP loans and the incremental accretion on purchased loans on this financial measure for the periods presented below:

	Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Loan yield (GAAP)	4.42%	4.64%	4.39%
Exclude impact from SBA PPP loans	(0.29)	(0.38)	0.02
Exclude impact from incremental accretion on purchased loans	(0.05)	(0.07)	(0.07)
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans (non-GAAP) (1)	4.08%	4.19%	4.34%
(1) See Non-GAAP Financial Measures section.

Net interest margin decreased to 2.85% for the fourth quarter of 2021 as compared to 3.15% for the third quarter of 2021 due primarily to lower loan yield and an increase in the balance of lower yielding average interest earning deposits.
Net interest margin decreased from 3.53% for the fourth quarter of 2020 due primarily to the change in the mix of total interest earning assets, including an increase in the balance of lower yielding average interest earning deposits.

Noninterest Income
The following table presents the key components of noninterest income and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2021	September 30, 2021	December 31, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Service charges and other fees	$4,609	$4,566	$4,213	$43	0.9%	$396	9.4%
Gain on sale of investment securities, net	—	—	55	—	—	(55)	(100.0)
Gain on sale of loans, net	506	765	1,919	(259)	(33.9)	(1,413)	(73.6)
Interest rate swap fees	174	126	230	48	38.1	(56)	(24.3)
Bank owned life insurance income	500	647	1,880	(147)	(22.7)	(1,380)	(73.4)
Gain on sale of other assets, net	2,717	942	921	1,775	188.4	1,796	195.0
Other income	1,333	1,182	2,067	151	12.8	(734)	(35.5)
Total noninterest income	$9,839	$8,228	$11,285	$1,611	19.6%	$(1,446)	(12.8)%
Noninterest income increased during the fourth quarter of 2021 compared to the third quarter of 2021 due primarily to a gain of $2.7 million related to the sale and leaseback of the Company's headquarters in Olympia, WA included in gain on sale of other assets.
Noninterest income decreased from the same period in 2020 due primarily to reduced gain on sale of loans, net as sales volume of secondary market mortgage loans declined and less bank owned life insurance income and other income as the fourth quarter of 2020 included the recognition of a death benefit of $1.2 million and a termination fee of $651,000 from the divestiture of our trust department. The decrease in noninterest income was offset partially by an increase in gain on sale of other assets due to the gain on sale of the Company's headquarters discussed above.

Noninterest Expense
The following table presents the key components of noninterest expense and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2021	September 30, 2021	December 31, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Compensation and employee benefits	$23,155	$22,176	$22,257	$979	4.4%	$898	4.0%
Occupancy and equipment	4,325	4,373	4,364	(48)	(1.1)	(39)	(0.9)
Data processing	4,694	4,029	3,714	665	16.5	980	26.4
Marketing	703	775	783	(72)	(9.3)	(80)	(10.2)
Professional services	816	816	1,289	—	—	(473)	(36.7)
State/municipal business and use tax	850	1,071	1,128	(221)	(20.6)	(278)	(24.6)
Federal deposit insurance premium	628	550	703	78	14.2	(75)	(10.7)
Amortization of intangible assets	759	758	859	1	0.1	(100)	(11.6)
Other expense	2,535	2,618	3,465	(83)	(3.2)	(930)	(26.8)
Total noninterest expense	$38,465	$37,166	$38,562	$1,299	3.5%	$(97)	(0.3)%
Noninterest expense increased from the third quarter of 2021 due primarily to an increase in compensation and employee benefits as a result of severance payments following a strategic reduction in force and an increase in accrual for incentive payments. Additionally, data processing increased as the Bank continues to invest in technology.
Noninterest expense remained relatively constant compared to the fourth quarter of 2020. However, there was a decrease in expenses related to branch consolidations recognized during the fourth quarter of 2020, predominately within other expense, offset partially by increases in compensation and employee benefits and data processing for the same reasons discussed above.

Income Tax Expense
The following table presents the income tax expense and related metrics and the change for the periods indicated:

	Quarter Ended			Quarter Over Quarter Change		Prior Year Quarter Change
	December 31, 2021	September 30, 2021	December 31, 2020	Change	% Change	Change	% Change

	(Dollar amounts in thousands)
Income before income taxes	$24,319	$25,589	$28,311	$(1,270)	(5.0)%	$(3,992)	(14.1)%
Income tax expense	$4,922	$4,997	$4,429	$(75)	(1.5)%	$493	11.1%
Effective income tax rate	20.2%	19.5%	15.6%	0.7%	3.6%	4.6%	29.5%
Income tax expense decreased for the fourth quarter of 2021 compared to the third quarter of 2021 and increased compared to the same period in 2020 primarily reflecting the change in income before income taxes earned between the periods. Additionally, the effective income tax rate increased between the same periods due primarily to an increase in annual pre-tax income for the year ended 2021, which decreased the impact of favorable permanent tax items such as tax-exempt investments, investments in bank owned life insurance and low-income housing tax credits.

Dividend
On January 26, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.21 per share. The dividend is payable on February 23, 2022 to shareholders of record as of the close of business on February 9, 2022.

Earnings Conference Call
The Company will hold a telephone conference call to discuss this earnings release on January 27, 2022 at 11:00 a.m. Pacific time. To access the call, please dial (844) 200-6205 -- access code 09084 a few minutes prior to 11:00 a.m. Pacific time. The call will be available for replay through February 3, 2022 by dialing (866) 813-9403 -- access code 668648.

About Heritage Financial
Heritage Financial Corporation is an Olympia-based bank holding company with Heritage Bank, a full-service commercial bank, as its sole wholly-owned banking subsidiary. Heritage Bank has a branch network of 49 banking offices in Washington and Oregon. Heritage Bank does business under the Whidbey Island Bank name on Whidbey Island. Heritage’s stock is traded on the NASDAQ Global Select Market under the symbol “HFWA”. More information about Heritage Financial Corporation can be found on its website at www.hf-wa.com and more information about Heritage Bank can be found on its website at www.heritagebanknw.com.

Contact
Jeffrey J. Deuel, President and Chief Executive Officer, (360) 943-1500
Donald J. Hinson, Executive Vice President and Chief Financial Officer, (360) 943-1500

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events, many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially, from those currently expected or projected in these forward-looking statements. The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions, including increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to COVID-19, could affect us in substantial and unpredictable ways. Other factors that could cause or contribute to such differences include, but are not limited to: changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in Heritage's latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed with or furnished to the Securities and Exchange Commission-which are available on our website at www.heritagebanknw.com and on the SEC's website at www.sec.gov. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, any of the forward-looking statements that we make in this press release or the documents we file with or furnish to the SEC are based only on information then actually known to the Company and upon management's beliefs and assumptions at the time they are made which may turn out to be wrong because of inaccurate assumptions we might make, because of the factors described above or because of other factors that we cannot foresee. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2022 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating and stock price performance.

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollar amounts in thousands, except shares)

	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Cash on hand and in banks	$61,377	$86,954	$91,918
Interest earning deposits	1,661,915	1,547,785	651,404
Cash and cash equivalents	1,723,292	1,634,739	743,322
Investment securities available for sale, at fair value (amortized cost of $883,832, $744,336 and $770,195, respectively)	894,335	761,526	802,163
Investment securities held to maturity, at amortized cost (fair value of $376,331, $307,330 and $0, respectively)	383,393	311,074	—
Total investment securities	1,277,728	1,072,600	802,163
Loans held for sale	1,476	2,636	4,932
Loans receivable	3,815,662	3,953,884	4,468,647
Allowance for credit losses on loans	(42,361)	(48,317)	(70,185)
Loans receivable, net	3,773,301	3,905,567	4,398,462
Other real estate owned	—	—	—
Premises and equipment, net	79,370	79,958	85,452
Federal Home Loan Bank ("FHLB") stock, at cost	7,933	7,933	6,661
Bank owned life insurance	120,196	109,634	107,580
Accrued interest receivable	14,657	14,802	19,418
Prepaid expenses and other assets	183,543	179,494	193,301
Other intangible assets, net	9,977	10,736	13,088
Goodwill	240,939	240,939	240,939
Total assets	$7,432,412	$7,259,038	$6,615,318

Liabilities and Stockholders' Equity
Deposits	$6,381,337	$6,215,558	$5,597,990
Junior subordinated debentures	21,180	21,107	20,887
Securities sold under agreement to repurchase	50,839	44,096	35,683
Accrued expenses and other liabilities	124,624	129,873	140,319
Total liabilities	6,577,980	6,410,634	5,794,879

Common stock	551,798	552,385	571,021
Retained earnings	293,238	281,285	224,400
Accumulated other comprehensive income, net	9,396	14,734	25,018
Total stockholders' equity	854,432	848,404	820,439
Total liabilities and stockholders' equity	$7,432,412	$7,259,038	$6,615,318

Shares outstanding	35,105,779	35,166,599	35,912,243

HERITAGE FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest Income
Interest and fees on loans	$42,695	$46,863	$50,089	$189,832	$192,417
Taxable interest on investment securities	5,197	4,711	3,473	17,492	17,541
Nontaxable interest on investment securities	1,063	931	973	3,899	3,659
Interest on interest earning deposits	633	537	142	1,608	703
Total interest income	49,588	53,042	54,677	212,831	214,320
Interest Expense
Deposits	1,464	1,444	1,993	6,160	12,265
Junior subordinated debentures	185	184	191	742	890
Other borrowings	31	36	38	140	168
Total interest expense	1,680	1,664	2,222	7,042	13,323
Net interest income	47,908	51,378	52,455	205,789	200,997
(Reversal of) provision for credit losses	(5,037)	(3,149)	(3,133)	(29,372)	36,106
Net interest income after (reversal of) provision for credit losses	52,945	54,527	55,588	235,161	164,891
Noninterest Income
Service charges and other fees	4,609	4,566	4,213	17,597	16,228
Gain on sale of investment securities, net	—	—	55	29	1,518
Gain on sale of loans, net	506	765	1,919	3,644	5,044
Interest rate swap fees	174	126	230	661	1,691
Bank owned life insurance income	500	647	1,880	2,520	4,319
Gain on sale of other assets, net	2,717	942	921	4,405	955
Other income	1,333	1,182	2,067	5,759	7,474
Total noninterest income	9,839	8,228	11,285	34,615	37,229
Noninterest Expense
Compensation and employee benefits	23,155	22,176	22,257	89,880	88,106
Occupancy and equipment	4,325	4,373	4,364	17,243	17,611
Data processing	4,694	4,029	3,714	16,533	14,449
Marketing	703	775	783	3,039	3,100
Professional services	816	816	1,289	4,065	5,921
State/municipal business and use taxes	850	1,071	1,128	3,884	3,754
Federal deposit insurance premium	628	550	703	2,106	1,789
Other real estate owned, net	—	—	—	—	(145)
Amortization of intangible assets	759	758	859	3,111	3,525
Other expense	2,535	2,618	3,465	9,408	10,830
Total noninterest expense	38,465	37,166	38,562	149,269	148,940
Income before income taxes	24,319	25,589	28,311	120,507	53,180
Income tax expense	4,922	4,997	4,429	22,472	6,610
Net income	$19,397	$20,592	$23,882	$98,035	$46,570

Basic earnings per share	$0.56	$0.58	$0.66	$2.75	$1.29
Diluted earnings per share	$0.55	$0.58	$0.66	$2.73	$1.29
Dividends declared per share	$0.21	$0.20	$0.20	$0.81	$0.80
Average shares outstanding - basic	35,154,382	35,644,192	35,910,430	35,677,851	36,014,445
Average shares outstanding - diluted	35,439,998	35,929,518	36,188,579	35,973,386	36,170,066

HERITAGE FINANCIAL CORPORATION
FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

Nonperforming Assets and Credit Quality Metrics:

	Quarter Ended			Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Allowance for Credit Losses on Loans:
Balance, beginning of period	$48,317	$51,562	$73,340	$70,185	$36,171
Impact of CECL adoption	—	—	—	—	1,822
Adjusted balance, beginning of period	48,317	51,562	73,340	70,185	37,993
(Reversal of) provision for credit losses on loans	(5,490)	(2,852)	(2,792)	(27,298)	35,433
Charge-offs:
Commercial business	(519)	(743)	(198)	(1,276)	(3,751)
Real estate construction and land development	—	—	(417)	(1)	(417)
Consumer	(160)	(204)	(313)	(669)	(1,454)
Total charge-offs	(679)	(947)	(928)	(1,946)	(5,622)
Recoveries:
Commercial business	81	385	310	816	1,530
Residential real estate	—	—	—	—	3
Real estate construction and land development	4	8	118	32	278
Consumer	128	161	137	572	570
Total recoveries	213	554	565	1,420	2,381
Net charge-offs	(466)	(393)	(363)	(526)	(3,241)
Balance, end of period	$42,361	$48,317	$70,185	$42,361	$70,185
Net charge-offs on loans to average loans, annualized	0.05%	0.04%	0.03%	0.01%	0.07%

	December 31, 2021	September 30, 2021	December 31, 2020
Nonperforming Assets:
Nonaccrual loans:
Commercial business	$23,107	$25,243	$56,786
Residential real estate	47	51	184
Real estate construction and land development	571	571	1,022
Consumer	29	29	100
Total nonaccrual loans	23,754	25,894	58,092
Other real estate owned	—	—	—
Nonperforming assets	$23,754	$25,894	$58,092

Restructured performing loans	$59,110	$60,684	$52,872
Accruing loans past due 90 days or more	293	—	—
ACL on loans to:
Loans receivable	1.11%	1.22%	1.57%
Loans receivable, excluding SBA PPP loans (1)	1.15%	1.31%	1.87%
Nonaccrual loans	178.33%	186.60%	120.82%
Nonperforming loans to loans receivable	0.62%	0.65%	1.30%
Nonperforming assets to total assets	0.32%	0.36%	0.88%
(1) See Non-GAAP Financial Measures section herein.

Average Balances, Yields, and Rates Paid:

	Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2)(3)	$3,836,029	$42,695	4.42%	$4,005,585	$46,863	4.64%	$4,540,962	$50,089	4.39%
Taxable securities	1,016,629	5,197	2.03	893,374	4,711	2.09	649,287	3,473	2.13
Nontaxable securities (3)	153,686	1,063	2.74	157,907	931	2.34	164,025	973	2.36
Interest earning deposits	1,665,640	633	0.15	1,417,661	537	0.15	559,491	142	0.10
Total interest earning assets	6,671,984	49,588	2.95%	6,474,527	53,042	3.25%	5,913,765	54,677	3.68%
Noninterest earning assets	731,613			740,433			761,712
Total assets	$7,403,597			$7,214,960			6,675,477
Interest Bearing Liabilities:
Certificates of deposit	$349,708	$364	0.41%	$365,278	$407	0.44%	$421,633	$720	0.68%
Savings accounts	631,531	93	0.06	609,818	90	0.06	532,301	106	0.08
Interest bearing demand and money market accounts	2,996,482	1,007	0.13	2,881,567	947	0.13	2,680,084	1,167	0.17
Total interest bearing deposits	3,977,721	1,464	0.15	3,856,663	1,444	0.15	3,634,018	1,993	0.22
Junior subordinated debentures	21,140	185	3.47	21,060	184	3.47	20,840	191	3.65
Securities sold under agreement to repurchase	46,942	31	0.26	52,197	36	0.27	35,278	38	0.43
Total interest bearing liabilities	4,045,803	1,680	0.16%	3,929,920	1,664	0.17%	3,690,136	2,222	0.24%
Noninterest demand deposits	2,383,651			2,300,795			2,034,425
Other noninterest bearing liabilities	124,760			128,537			141,917
Stockholders’ equity	849,383			855,708			808,999
Total liabilities and stockholders’ equity	$7,403,597			$7,214,960			$6,675,477
Net interest and spread		$47,908	2.79%		$51,378	3.08%		$52,455	3.44%
Net interest margin			2.85%			3.15%			3.53%
(1)Annualized; average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $5.2 million, $7.8 million and $6.9 million for the fourth quarter of 2021, third quarter of 2021 and fourth quarter of 2020, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

	Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)	Average Balance	Interest Earned/ Paid	Average Yield/ Rate (1)
Interest Earning Assets:
Loans receivable, net (2) (3)	$4,181,464	$189,832	4.54%	$4,335,564	$192,417	4.44%
Taxable securities	846,892	17,492	2.07	731,378	17,541	2.40
Nontaxable securities (3)	158,968	3,899	2.45	152,447	3,659	2.40
Interest earning deposits	1,193,724	1,608	0.13	315,847	703	0.22
Total interest earning assets	6,381,048	212,831	3.34%	5,535,236	214,320	3.87%
Noninterest earning assets	745,202			758,386
Total assets	$7,126,250			$6,293,622
Interest Bearing Liabilities:
Certificates of deposit	$372,279	$1,811	0.49%	$482,316	$5,675	1.18%
Savings accounts	598,492	367	0.06	489,471	526	0.11
Interest bearing demand and money market accounts	2,862,504	3,982	0.14	2,491,477	6,064	0.24
Total interest bearing deposits	3,833,275	6,160	0.16	3,463,264	12,265	0.35
Junior subordinated debentures	21,025	742	3.53	20,730	890	4.29
Securities sold under agreement to repurchase	45,655	140	0.31	27,805	160	0.58
FHLB advances and other borrowings	—	—	—	1,466	8	0.55
Total interest bearing liabilities	3,899,955	7,042	0.18%	3,513,265	13,323	0.38%
Noninterest demand deposits	2,256,608			1,835,165
Other noninterest bearing liabilities	127,620			139,612
Stockholders’ equity	842,067			805,580
Total liabilities and stockholders’ equity	$7,126,250			$6,293,622
Net interest income and spread		$205,789	3.16%		$200,997	3.49%
Net interest margin			3.23%			3.63%
(1)Average balances are calculated using daily balances.
(2)Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield. Interest earned on loans receivable, net includes the amortization of net deferred loan fees of $28.4 million and $14.4 million for the years ended 2021 and 2020, respectively.
(3)Yields on tax-exempt loans and securities have not been stated on a tax-equivalent basis.

HERITAGE FINANCIAL CORPORATION
QUARTERLY FINANCIAL STATISTICS (Unaudited)
(Dollar amounts in thousands, except per share amounts)

	Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Earnings:
Net interest income	$47,908	$51,378	$54,265	$52,238	$52,455
(Reversal of) provision for credit losses	(5,037)	(3,149)	(13,987)	(7,199)	(3,133)
Noninterest income	9,839	8,228	8,297	8,251	11,285
Noninterest expense	38,465	37,166	36,396	37,242	38,562
Net income	19,397	20,592	32,702	25,344	23,882
Pre-tax, pre-provision net income (3)	19,282	22,440	26,166	23,247	25,178
Basic earnings per share	$0.56	$0.58	$0.91	$0.70	$0.66
Diluted earnings per share	$0.55	$0.58	$0.90	$0.70	$0.66
Average Balances:
Loans receivable, net (1)	$3,836,029	$4,005,585	$4,402,868	$4,490,499	$4,540,962
Total investment securities	1,170,315	1,051,281	959,512	838,182	813,312
Total interest earning assets	6,671,984	6,474,527	6,327,171	6,042,566	5,913,765
Total assets	7,403,597	7,214,960	7,079,205	6,799,625	6,675,477
Total interest bearing deposits	3,977,721	3,856,663	3,809,750	3,685,496	3,634,018
Total noninterest demand deposits	2,383,651	2,300,795	2,246,929	2,091,359	2,034,425
Stockholders' equity	849,383	855,708	835,761	827,021	808,999
Financial Ratios:
Return on average assets (2)	1.04%	1.13%	1.85%	1.51%	1.42%
Pre-tax, pre-provision return on average assets (2)(3)	1.03	1.23	1.48	1.39	1.50
Return on average common equity (2)	9.06	9.55	15.69	12.43	11.74
Return on average tangible common equity (2) (3)	13.27	13.93	22.94	18.37	17.62
Efficiency ratio	66.61	62.35	58.18	61.57	60.50
Noninterest expense to average total assets (2)	2.06	2.04	2.06	2.22	2.30
Net interest margin (2)	2.85	3.15	3.44	3.51	3.53
Net interest spread (2)	2.79	3.08	3.37	3.43	3.44
(1) Average loan receivable, net includes loans held for sale and loans classified as nonaccrual, which carry a zero yield.
(2) Annualized.
(3) See Non-GAAP Financial Measures section herein.

	As of or for the Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Select Balance Sheet:
Total assets	$7,432,412	$7,259,038	$7,105,672	$7,028,392	$6,615,318
Loans receivable, net	3,773,301	3,905,567	4,155,968	4,531,644	4,398,462
Total investment securities	1,277,728	1,072,600	1,049,524	893,558	802,163
Deposits	6,381,337	6,215,558	6,061,706	6,019,698	5,597,990
Noninterest demand deposits	2,330,956	2,299,248	2,256,341	2,205,562	1,980,531
Stockholders' equity	854,432	848,404	855,984	827,151	820,439
Financial Measures:
Book value per share	$24.34	$24.13	$23.77	$22.99	$22.85
Tangible book value per share (1)	17.19	16.97	16.76	15.95	15.77
Stockholders' equity to total assets	11.5%	11.7%	12.0%	11.8%	12.4%
Tangible common equity to tangible assets (1)	8.4	8.5	8.8	8.5	8.9
Loans to deposits ratio	59.8	63.6	69.4	76.3	79.8
Regulatory Capital Ratios:
Common equity Tier 1 capital to risk-weighted assets(2)	13.5%	13.3%	13.6%	12.8%	12.3%
Tier 1 leverage capital to average assets(2)	8.7%	8.8%	9.1%	9.1%	9.0%
Tier 1 capital to risk-weighted assets(2)	13.9%	13.8%	14.0%	13.2%	12.8%
Total capital to risk-weighted assets(2)	14.8%	14.8%	15.1%	14.5%	14.0%
Credit Quality Metrics:
ACL on loans to:
Loans receivable	1.11%	1.22%	1.23%	1.40%	1.57%
Loans receivable, excluding SBA PPP loans (1)	1.15	1.31	1.41	1.73	1.87
Nonperforming loans	178.33	186.60	145.90	121.48	120.82
Nonperforming loans to loans receivable	0.62	0.65	0.84	1.15	1.30
Nonperforming assets to total assets	0.32	0.36	0.50	0.75	0.88
Net charge-offs (recoveries) on loans to average loans receivable	0.05	0.04	(0.01)	(0.02)	0.03
Criticized Loans by Credit Quality Rating:
Special mention	$71,020	$90,554	$100,317	$108,975	$132,036
Substandard	112,450	126,964	135,374	160,461	158,515
Other Metrics:
Number of banking offices	49	53	53	53	61
Average number of full-time equivalent employees	782	813	822	840	848
Deposits per branch	$130,231	$117,275	$114,372	$113,579	$91,770
Average assets per full-time equivalent employee	9,469	8,877	8,607	8,098	7,873
(1) See Non-GAAP Financial Measures section herein.
(2) Current quarter ratios are estimates pending completion and filing of the Company’s regulatory reports.

HERITAGE FINANCIAL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollar amounts in thousands, except per share amounts)

This earnings release contains certain financial measures not presented in accordance with Generally Accepted Accounting Principles ("GAAP") in addition to financial measures presented in accordance with GAAP. The Company has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s capital, performance and asset quality reflected in the current quarter and comparable period results and to facilitate comparison of its performance with the performance of its peers. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial measures presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of the GAAP and non-GAAP financial measures are presented below.
The Company considers the tangible common equity to tangible assets ratio and tangible book value per share to be useful measurements of the adequacy of the Company’s capital levels.

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Tangible Common Equity to Tangible Assets and Tangible Book Value Per Share:
Total stockholders' equity (GAAP)	$854,432	$848,404	$855,984	$827,151	$820,439
Exclude intangible assets	(250,916)	(251,675)	(252,433)	(253,230)	(254,027)
Tangible common equity (non-GAAP)	$603,516	$596,729	$603,551	$573,921	$566,412

Total assets (GAAP)	$7,432,412	$7,259,038	$7,105,672	$7,028,392	$6,615,318
Exclude intangible assets	(250,916)	(251,675)	(252,433)	(253,230)	(254,027)
Tangible assets (non-GAAP)	$7,181,496	$7,007,363	$6,853,239	$6,775,162	$6,361,291

Stockholders' equity to total assets (GAAP)	11.5%	11.7%	12.0%	11.8%	12.4%
Tangible common equity to tangible assets (non-GAAP)	8.4%	8.5%	8.8%	8.5%	8.9%

Shares outstanding	35,105,779	35,166,599	36,006,560	35,981,317	35,912,243

Book value per share (GAAP)	$24.34	$24.13	$23.77	$22.99	$22.85
Tangible book value per share (non-GAAP)	$17.19	$16.97	$16.76	$15.95	$15.77
The Company considers presenting the ratio of ACL on loans to loans receivable, excluding SBA PPP loans, to be a useful measurement in evaluating the adequacy of the Company's ACL on loans as the balance of SBA PPP loans was significant to the loan portfolio; however, since SBA PPP loans are guaranteed by the SBA, the Company has not provided an ACL on loans for these loans.

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:
Allowance for credit losses on loans	$42,361	$48,317	$51,562	$64,225	$70,185

Loans receivable (GAAP)	$3,815,662	$3,953,884	$4,207,530	$4,595,869	$4,468,647
Exclude SBA PPP loans	(145,840)	(266,896)	(544,250)	(886,761)	(715,121)
Loans receivable, excluding SBA PPP loans (non-GAAP)	$3,669,822	$3,686,988	$3,663,280	$3,709,108	$3,753,526

ACL on loans to loans receivable (GAAP)	1.11%	1.22%	1.23%	1.40%	1.57%
ACL on loans to loans receivable, excluding SBA PPP loans (non-GAAP)	1.15%	1.31%	1.41%	1.73%	1.87%

The Company considers the return on average tangible common equity ratio to be a useful measurement of the Company’s ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the Company's ongoing business operations can be evaluated.

	Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Return on Average Tangible Common Equity, annualized:
Net income (GAAP)	$19,397	$20,592	$32,702	$25,344	$23,882
Add amortization of intangible assets	759	758	797	797	859
Exclude tax effect of adjustment	(159)	(159)	(167)	(167)	(180)
Tangible net income (non-GAAP)	$19,997	$21,191	$33,332	$25,974	$24,561

Average stockholders' equity (GAAP)	$849,383	$855,708	$835,761	$827,021	$808,999
Exclude average intangible assets	(251,331)	(252,159)	(252,956)	(253,747)	(254,587)
Average tangible common stockholders' equity (non-GAAP)	$598,052	$603,549	$582,805	$573,274	$554,412

Return on average common equity, annualized (GAAP)	9.06%	9.55%	15.69%	12.43%	11.74%
Return on average tangible common equity, annualized (non-GAAP)	13.27%	13.93%	22.94%	18.37%	17.62%
The Company believes that presenting pre-tax pre-provision income, which reflects its profitability before income taxes and provision for credit losses, and the pre-tax, pre-provision return on average assets, are useful measurements in assessing its operating income and expenses by removing the volatility that may be associated with credit loss provisions. The Company also believes that during a crisis such as the COVID-19 pandemic, this information is useful as the impact of the pandemic on credit loss provisions of various institutions has varied based on the geography of the communities served by a particular institution and the decision to adopt or defer the current expected credit losses ("CECL") methodology required by ASU 2016-13.

	Quarter Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Pre-tax, Pre-provision Income and Pre-tax, Pre-provision Return on Average Equity, annualized:
Net income (GAAP)	$19,397	$20,592	$32,702	$25,344	$23,882
Add income tax expense	4,922	4,997	7,451	5,102	4,429
Add (reversal of) provision for credit losses	(5,037)	(3,149)	(13,987)	(7,199)	(3,133)
Pre-tax, pre-provision income (non-GAAP)	$19,282	$22,440	$26,166	$23,247	$25,178

Average total assets (GAAP)	$7,403,597	$7,214,960	$7,079,205	$6,799,625	$6,675,477

Return on average assets, annualized (GAAP)	1.04%	1.13%	1.85%	1.51%	1.42%
Pre-tax, pre-provision return on average assets (non-GAAP)	1.03%	1.23%	1.48%	1.39%	1.50%
The Company believes presenting loan yield excluding the effect of discount accretion on purchased loans is useful in assessing the impact of acquisition accounting on loan yield as the effect of loan discount accretion is expected to decrease as the acquired loans mature or roll off its balance sheet. Incremental accretion on purchased loans represents the amount of interest income recorded on purchased loans in excess of the contractual stated interest rate in the individual loan notes due to incremental accretion of purchased discount or premium. Purchased discount or premium is the difference between the contractual loan balance and the fair value of acquired loans at the acquisition date, or as modified by the adoption of Accounting Standards Update ("ASU") 2016-13. The purchased discount is accreted into income over the remaining life of the loan. The impact of incremental accretion on loan yield will change during any period based on the volume of prepayments, but it is expected to decrease over time as the balance of the purchased loans decreases.

Similarly, presenting loan yield excluding the effect of SBA PPP loans is useful in assessing the impact of these special program loans that are anticipated to substantially decrease within a short time frame.

	Quarter Ended
	December 31, 2021	September 30, 2021	December 31, 2020
Loan Yield, excluding SBA PPP Loans and Incremental Accretion on Purchased Loans, annualized:
Interest and fees on loans (GAAP)	$42,695	$46,863	$50,089
Exclude interest and fees on SBA PPP loans	(4,928)	(8,042)	(8,739)
Exclude incremental accretion on purchased loans	(387)	(681)	(795)
Adjusted interest and fees on loans (non-GAAP)	$37,380	$38,140	$40,555

Average loans receivable, net (GAAP)	$3,836,029	$4,005,585	$4,540,962
Exclude average SBA PPP loans	(204,436)	(392,570)	(822,460)
Adjusted average loans receivable, net (non-GAAP)	$3,631,593	$3,613,015	$3,718,502

Loan yield, annualized (GAAP)	4.42%	4.64%	4.39%
Loan yield, excluding SBA PPP loans and incremental accretion on purchased loans, annualized (non-GAAP)	4.08%	4.19%	4.34%